Exhibit 23.2
Consent of Independent Auditors
We hereby consent to the use in the Registration Statements on Form S-3 (Nos. 333-108361, 333-117550, 333-117075, 333-138489, 333-132335, 333-139118, and 333-142773) and in the Registration Statements on Form S-8 (Nos. 333-33819, 333-76537, 333-85691, 333-108681 and 333-117069) of our report dated August 14, 2006 relating to the financial statements of DDR Macquarie Fund, LLC which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 25, 2007